Exhibit 99.1

ST. BERNARD SOFTWARE REPORTS ITS FIRST QUARTER ENDED MARCH 31, 2008 FINANCIAL RESULTS

SAN DIEGO, CA, MAY 13, 2008 — St. Bernard Software, Inc. (OTCBB: SBSW), a leader in Web security appliances and pioneer of hybrid secure content management solutions, today announced preliminary, unaudited financial results for its first quarter ended March 31, 2008.

First Quarter 2008 Highlights:

•	Grew St. Bernard’s core product, iPrism, customer revenues by approximately 8% compared to Q1 2007.

•	Completed cost restructuring and right-sizing efforts resulting in 82% improvement to operating loss compared to Q1 2007.

•	Established the company’s strategic platform in the development of the industry’s first Hybrid Secure Content Management product family.

•	Transitioned to a world class supplier for the Company’s h-series appliance hardware resulting in increased capabilities with lower cost and improved reliability.

“Q1 2008 is an exciting time for St. Bernard Software”, said Vince Rossi, CEO of St. Bernard Software. “During Q1 2008 we launched our new software platform and released our h-series hardware appliances, which we believe will improve the capabilities and reliability of our offering. Our h-series appliances allow us to better service the ever-growing bandwidth needs of our clients as well as position our business to service the needs of larger customers. We have also substantially completed our cost restructuring and right-sizing activities to align the Company with our core business and operating plan. We are very pleased with the execution of our product and financial strategies during 2008, and we see a great deal of opportunity for our products and services.”

Financial Results

Revenues in the first quarter ended March 31, 2008 were $3.9 million, within the $3.8 to $4.2 million guidance previously provided. The revenues of $3.9 million for the three months ended March 31, 2008 represent a decrease of $1.5 million, or 27%, as compared to the same period in 2007. The decrease was due primarily to the sale of our UpdateEXPERT and Open File Manager product lines in January and August 2007, respectively, resulting in lower revenues of $1.8 million, offset by an increase of $0.3 million associated with our iPrism products and services. GAAP loss per share for the first quarter of 2008 was $0.03 as compared to a net loss per share of $0.06 for the same period in 2007. St. Bernard Software’s cash balance was $0.8 million at March 31, 2008.

Business Outlook

Mr. Rossi added, “We are optimistic about 2008, and believe that we will achieve positive cash flow within the second quarter of 2008. Historically the second quarter is seasonally one of the strongest quarters of the year and, as such, we currently expect our Q2 2008 revenue to range from $4.2 to $4.4 million.”

Conference Call Information

A live conference call scheduled for 2:00 p.m. PT (5:00 p.m. ET) today can be accessed at:

800-240-2134 (US and Canada)

303-262-2211 (International)

Passcode: Give the company name “St. Bernard”

To listen to the live Webcast, use the following link:

http://www.investorcalendar.com/IC/CEPage.asp?ID=129037 Or, log onto www.stbernard.com under the Investor Relations section.

Conference Call Replay

A replay of today’s conference call can be accessed at:

800-405-2236 (US and Canada)

303-590-3000 (International)

Passcode: 11113492#

A replay of the conference call will be available today, starting two hours after the call through Tuesday, May 20th, 2008 at 11:59 pm PT.

A webcast is also available at www.stbernard.com under Investor Relations.

About St. Bernard Software

St. Bernard Software (OTCBB: SBSW) is the world’s Hybrid Security solutions provider. St. Bernard offers a full suite of secure content management solutions that integrate on-premise appliances with on-demand services to protect corporate networks from online threats, manage bandwidth use and enforce acceptable use policies. This industry-leading hybrid solution platform offers the security and control of an on-premises appliance with the scalability of an on-demand service.

St. Bernard’s suite of iPrism® solutions — iPrism Web Filter, iPrism IM Filter and iPrism Email Filter — prevent Internet threats such as spam, viruses, spyware and phishing from entering corporate networks across all electronic communications: email, IM and Web.

Established in 1995 with headquarters in San Diego, CA, St. Bernard sells and supports its products directly and through solution partners worldwide. For more information, please visit www.stbernard.com.

©2008 St. Bernard Software, Inc. All rights reserved. The St. Bernard Software logo, LivePrism, iPrism, and iGuard are trademarks of St. Bernard Software, Inc. All other trademarks and registered trademarks are hereby acknowledged.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any statements regarding the capabilities, cost and reliability, of our products or offerings; statements regarding our financial results and cash balance for, and at, respectively, the quarter ; any projections of cash flow or other financial items; any statements regarding our ability to serve the bandwidth needs of our clients or our ability to position our business to service the needs of larger customers. The risks, uncertainties, and assumptions referred to above include, among other things, risk of technical failures related to our products or the hardware incorporated into our products;, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and the risk that audited financial results may differ materially from those provided in this release. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

Contact:

St Bernard Software:

Vincent Rossi, Chief Executive Officer / Acting Chief Financial Officer

(858) 524-2000

St. Bernard Software, Inc.

Consolidated Balance Sheets

	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$834,000	$1,297,000
Accounts receivable - net of allowance for doubtful accounts of $37,000 and $59,000 at March 31, 2008 and	2,560,000	3,255,000
December 31, 2007, respectively
Inventories - Net	271,000	158,000
Prepaid expenses and other current assets	614,000	440,000

Total current assets	4,279,000	5,150,000
Fixed Assets - Net	1,153,000	1,301,000
Other Assets	199,000	215,000
Goodwill	7,568,000	7,568,000

	$13,199,000	$14,234,000

Liabilities and Stockholders’ Deficit
Current Liabilities
Short-tem borrowings	$2,171,000	$1,566,000
Accounts payable	2,106,000	3,026,000
Accrued compensation expenses	880,000	1,188,000
Accrued expenses and other current liabilities	600,000	406,000
Current portion of capitalized lease obligations	145,000	153,000
Deferred revenue	9,556,000	9,589,000

Total current liabilities	15,458,000	15,928,000
Deferred Rent	177,000	232,000
Capitalized Lease Obligations, Less Current Portion	142,000	170,000
Deferred Revenue	5,504,000	5,860,000

Total liabilities	21,281,000	22,190,000

Commitments and Contingencies
Stockholders’ Deficit
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized and 14,772,367 and 14,760,052 shares issued and outstanding in 2008 and 2007, respectively	148,000	148,000
Additional paid-in capital	39,352,000	39,079,000
Accumulated deficit	(47,582,000)	(47,183,000)

Total stockholders’ deficit	(8,082,000)	(7,956,000)

	$13,199,000	$14,234,000

St. Bernard Software, Inc.

Unaudited Consolidated Statements of Operations

	Three months ended March 31,
	2008	2007
Revenues
Subscription	$3,304,000	$3,772,000
Appliance	601,000	745,000
License	4,000	856,000

Total Revenues	3,909,000	5,373,000

Cost of Revenues
Subscription	556,000	1,077,000
Appliance	425,000	558,000
License	1,000	32,000

Total Cost of Revenues	982,000	1,667,000

Gross Profit	2,927,000	3,706,000
Sales and marketing expenses	1,816,000	4,060,000
Research and development expenses	753,000	1,859,000
General and administrative expenses	1,198,000	2,428,000

Total Operating Expenses	3,767,000	8,347,000

Loss from Operations	(840,000)	(4,641,000)
Other (Income) Expense
Interest expense - net	143,000	13,000
Gain on sale of assets	(320,000)	(3,714,000)
Other income	(264,000)	(9,000)

Total Other Income	(441,000)	(3,710,000)

Loss Before Income Taxes	(399,000)	(931,000)
Income tax expense	—	(4,000)

Net Loss	$(399,000)	$(935,000)

Loss Per Common Share - Basic and Diluted	$(0.03)	$(0.06)

Weighted Average Shares Outstanding	14,771,825	14,794,863